EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Northrim BanCorp, Inc. of our reports dated March 6, 2020, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Northrim BanCorp, Inc. and Subsidiaries, which reports appear in the Form 10-K of Northrim BanCorp, Inc. for the year ended December 31, 2019.

/s/ Moss Adams LLP

Everett, Washington
June 3, 2020